SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

     Filed by the registrant  ☒

     Filed by a party other than the registrant  ☐

     Check the appropriate box:

     ☐ Preliminary proxy statement

     ☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

     ☒ Definitive proxy statement.

     ☐ Definitive additional materials.

     ☐ Soliciting material pursuant to §240.14a-12.

United Auto Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

     Payment of filing fee (check the appropriate box):

     ☒  No fee required.

     ☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐  Fee paid previously with preliminary materials.

     ☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

To our Stockholders:

      You are cordially invited to attend a special meeting of our stockholders on Friday, March 26, 2004 at 9:00 Eastern Standard Time at the offices of the Company, 2555 Telegraph Road, Bloomfield Hills, MI 48302.

      The Notice of Special Meeting and Proxy Statement describe in detail the formal business to be acted upon at the meeting, which is for the stockholders to approve the issuance and sale of shares of our common stock to certain investors and such other business as may properly come before the meeting or any adjournment thereof.

      After careful consideration, our Board of Directors has unanimously approved the proposal relating to the issuance and sale of our common stock set forth in the Proxy Statement and recommends that you vote in favor of the proposal.

      Your vote is very important. If voting by mail, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If voting by the telephone or internet, please follow the instructions on your proxy card.

By Order of the Board of Directors,

/s/ ROBERT H. KURNICK, JR.

Robert H. Kurnick, Jr.
Executive Vice President, General Counsel
and Secretary

Bloomfield Hills, Michigan
February 27, 2004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
PROPOSAL I -- ISSUANCE AND SALE OF SHARES
DESCRIPTION OF CAPITAL STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
OTHER MATTERS

PROXY STATEMENT

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

March 26, 2004

      We will hold a special meeting of our stockholders at our offices located at 2555 Telegraph Road, Bloomfield Hills, MI 48302, on March 26, 2004, at 9:00 a.m., Eastern Standard Time, for the following purposes:

(1)	to approve the issuance and sale of 4,050,000 shares of our common stock to Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. pursuant to the purchase agreement, dated as of February 16, 2004 attached as Annex A hereto; and

(2)	to transact such other business as may properly come before the meeting.

      Stockholders of record as of February 25, 2004 can vote at the Special Meeting and any adjournments of our Special Meeting. We will make available for inspection a list of holders of our common stock as of the record date during business hours from March 9, 2004 through March 26, 2004 at our principal executive offices, located at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302. This Proxy Statement is being distributed on or about February 27, 2004.

      Your vote is very important. If voting by mail, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If voting by the telephone or internet, please follow the instructions on your proxy card. Your prompt return of proxy cards will ensure a quorum. You may revoke your proxy and vote personally on all matters brought before the Special Meeting.

By Order of the Board of Directors,

/s/ ROBERT H. KURNICK, JR.

Robert H. Kurnick, Jr.
Executive Vice President, General Counsel and Secretary

Bloomfield Hills, Michigan

February 27, 2004

ABOUT THE MEETING

Q.	What am I voting on?

A.	You are asked to approve the issuance and sale of 4,050,000 shares of our common stock to Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. (referred to collectively as “Mitsui”) pursuant to the purchase agreement, dated as of February 16, 2004 attached as Annex A hereto, as well as approve any other business that properly comes before the meeting.

Q:	Why am I being asked to vote on this proposal?

A.	Stockholder approval of the issuance and sale of the shares to Mitsui is required under the New York Stock Exchange rules since our common stock is listed on the New York Stock Exchange. Under those rules, because Mitsui owns 3,170,349 shares, or 7.6%, of our outstanding common stock, and they have a representative on our Board of Directors, they may be deemed a “related party” of ours and the NYSE requires that certain issuances of shares, including the proposed issuance, to related parties be approved by stockholders.

Q.	Who can vote?

A.	Common stockholders of United Auto Group, Inc. as of the close of business on the record date, February 25, 2004, can vote at the Special Meeting. Each share of United Auto Group common stock gets one vote.

Q.	How do I vote before the meeting?

A.	You have three voting options:

• Over the internet, which we encourage if you have internet access, at the address shown on your proxy card;

• By telephone, through the number shown on your proxy card; or

• By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

Q.	May I vote at the meeting?

A.	You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the internet, by telephone or by mail.

Q.	Can I change my mind after I vote?

A.	You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) voting again by telephone or over the internet prior to March 26, 2004 or (3) voting at the meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

Q.	What if I return my Proxy Card but do not provide voting instructions?

A.	Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the issuance and sale of the shares to Mitsui, and (2) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

Q.	Will my shares be voted if I do not provide my proxy instruction form?

A.	If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares will not be voted if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The current proposal is not considered a routine matter for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote”.

Q.	May stockholders ask questions at the meeting?

A.	Yes. Representatives of the Company will answer stockholders questions of general interest at the end of the meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Q.	How many votes must be present to hold the meeting?

A.	As of the record date, there were 41,787,121 shares outstanding. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Q.	How many votes are needed to approve the proposal?

A.	Assuming a quorum is present, approval of the issuance and sale of the shares requires that a majority of the votes cast at the meeting be voted “For” the proposal.

PROPOSAL I — ISSUANCE AND SALE OF SHARES

      Overview. On February 16, 2004, we entered into a Purchase Agreement providing for the issuance and sale of 3,240,000 shares of our common stock to Mitsui & Co., Ltd. and 810,000 shares of our common stock to Mitsui & Co. (U.S.A.), Inc. We refer to these two companies collectively as Mitsui. In exchange for these 4,050,000 shares, Mitsui will pay us $119,434,500, or $29.49 per share, which per share purchase price is the average of the closing trading prices for our common stock for the twenty business days prior to signing the purchase agreement.

      If this proposal is approved and the other conditions to the Purchase Agreement are satisfied, promptly following the special meeting we will issue and sell to Mitsui the 4,050,000 shares of common stock and receive in exchange $119,434,500. We will use the proceeds of the sale for general corporate purposes which may initially include reducing the outstanding indebtedness under our revolving credit facility, and may consist of additional capital improvements, potential acquisitions or other investments. If the sale is completed, we, Mitsui and other investors affiliated with Penske Corporation will terminate the existing stockholders agreement relating to our common stock and Mitsui and the Penske affiliated entities will enter into a new stockholders agreement. In addition, we are granting registration rights to Mitsui, and Mitsui and the Penske affiliated entities are agreeing to certain “standstill” provisions in our favor, all as more fully described below and in the agreements attached to this proxy statement.

      Our Board of Directors has approved the proposed transaction, after having received a unanimous recommendation for approval from the disinterested members of our Board. We have obtained a fairness opinion from McDonald Investments Inc. that the consideration to be received by the Company in the proposed sale of stock to Mitsui is fair to the Company from a financial point of view.

      New York Stock Exchange Requirements. Stockholder approval of the issuance of shares of common stock in this transaction is required by the New York Stock Exchange rules since our common stock is listed on the New York Stock Exchange. Under these rules, because Mitsui currently owns 3,170,349 shares, or 7.6% of our outstanding common stock, and they have a representative on our Board of Directors, they may be deemed a “related party” of ours and the NYSE requires that certain issuances of shares, including the proposed issuance, to related parties be approved by stockholders. Under the New York Stock Exchange rules, approval by a majority of the stockholder votes cast at the Special Meeting is required before we can issue the shares of common stock under the Purchase Agreement.

      Background. We are currently a party to a stockholders agreement between us, International Motor Cars Group, I, L.L.C. (“IMCGI”), International Motor Cars Group II, L.L.C. (“IMCGII”), Mitsui, Penske Corporation and Penske Automotive Holdings Corp. We refer to IMCGI, IMCGII, Penske Corporation and Penske Automotive Holdings Corp. as the Penske affiliated companies. As a condition to this transaction, the existing stockholders agreement will be terminated. Roger S. Penske, our Chairman of the Board and Chief Executive Officer, is also Chairman of the Board and Chief Executive Officer of Penske Corporation and through the Penske affiliated companies, our largest stockholder.

      The Transaction Documents. The following is a summary of the documents and terms relating to this transaction. Copies of the Purchase Agreement, the form of Registration Rights Agreement and the form of Stockholders’ Agreement are attached as annexes to this proxy statement. This summary is qualified in its entirety by reference to these documents. You should read these documents for a complete understanding of the proposed transaction. Our current stockholders agreement and the current registration rights agreement with Mitsui are each summarized under “Related Party Transactions” below, and have been filed previously as exhibits to our reports filed with the Securities and Exchange Commission.

      The Purchase Agreement. The Purchase Agreement provides that we will sell 4,050,000 shares of our common stock to Mitsui in exchange for $119,434,500, or $29.49 per share. This per share price is the average of the closing trading prices on the New York Stock Exchange of our common stock for the twenty business days prior to signing the Purchase Agreement. The transaction is subject to customary closing conditions (which may be waived) as well as: (1) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (2) approval of our stockholders, as more fully discussed above under “New York Stock Exchange Requirements”. If these conditions are not satisfied, then the sale of the shares will not occur. While we expect the parties to satisfy all of the closing conditions, we cannot assure you that this transaction will be consummated.

      The Purchase Agreement also contains other agreements between the parties. The Penske affiliated companies and Mitsui have agreed to certain “standstill” provisions. Until termination of the new Stockholders Agreement, among other things and with some exceptions, the parties have agreed not to acquire or seek to acquire any of our capital stock or assets, enter into or propose business combinations involving us, participate in a proxy contest with respect to us or initiate or propose any stockholder proposals with respect to us. Notwithstanding the prior sentence, the Purchase Agreement permits (1) any transaction approved by either a majority of disinterested members of the Board of Directors or a majority of the disinterested stockholders, (2) in the case of Mitsui, the acquisition of securities if, after giving effect to such acquisition, the beneficial ownership in us is less than or equal to 49%, (3) in the case of the Penske affiliated companies, the acquisition of securities if, after giving effect to such acquisition, the beneficial ownership in us is less than or equal to 65%, and (4) the acquisition of securities resulting from equity grants by the Board of Directors to individuals for compensatory purposes.

      Assuming consummation of this transaction, Mitsui will own approximately 15.8 percent of our outstanding common stock and the Penske affiliated companies will own approximately 40.1 percent of our outstanding common stock. We have also agreed to grant Mitsui the right to an observer to our Board of Directors as long as they own at least 2.5% of our outstanding common stock, and the right to have an appointee designated as a senior vice president of the Company, as long as they own at least 10% of our outstanding common stock. We also agreed not to take any action that would restrict the ability of a stockholder to propose, nominate or vote for any person as a director of us, subject to certain limitations. The Purchase Agreement is attached to this proxy statement as Annex A.

      The Registration Rights Agreement. In connection with the sale of the shares, we have agreed to amend and restate our existing registration rights agreements with Mitsui. Under prior agreements, if we propose to register any of the Penske affiliated company registrable securities as a result of a demand pursuant to the Penske registration rights agreements, Mitsui is entitled to request inclusion of all or any part of its common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act.

      Under the new amended and restated agreement, Mitsui will retain these rights as to any similar equity offering by the Company, including a Penske registration. In addition, pursuant to the new agreement, Mitsui may require us on two occasions to register all or part of their common stock. We have agreed to pay all expenses (subject to some limitations) incident to the registration and disposition of the securities registered pursuant to the Registration Rights Agreement (other than underwriting discounts and commissions). The Penske affiliated companies will be entitled to include securities in any registration demanded by Mitsui based on amounts set forth in the Registration Rights Agreement. The form of Registration Rights Agreement is attached to Annex B.

      The Stockholders Agreement. We are currently party to a stockholders agreement with the Penske affiliated companies and Mitsui, which will be terminated if this transaction is completed. The existing stockholders agreement requires that the parties (other than us) vote their shares of common stock to elect Roger S. Penske, four additional persons nominated by the Penske entities, one person nominated by Mitsui and three independent persons as our directors. The Penske entities’ nominees to the Board of Directors are Richard J. Peters, James A. Hislop and Eustace W. Mita. The Penske entities are entitled to nominate one more director. Motokazu Yoshida is the nominee to the Board of Directors by Mitsui. In addition, those parties have also agreed to use their reasonable best efforts to have our compensation committee of our Board of Directors consist of Roger S. Penske, one additional designee of the Penske entities and two independent directors. The Penske entities have not designated a member of our compensation committee and Mr. Penske does not currently serve on our compensation committee.

      Also under the existing agreement, among other matters, the Penske entities agreed that if they transfer any shares, other than to certain permitted transferees or affiliates, Mitsui would be entitled to “tag along” by transferring a pro rata amount of their shares upon similar terms and conditions.

      If the sale of stock by the Company to Mitsui is completed, the existing stockholders agreement will be terminated and Mitsui and the Penske affiliated companies will enter into a new Stockholders Agreement. Under the new Stockholders Agreement, the Penske affiliated companies will agree to vote their shares for one director who is a representative of Mitsui. In turn, Mitsui will agree to vote their shares for up to fourteen directors voted for by the Penske affiliated companies. In addition, the “tag-along” right contained in the existing stockholders agreement and discussed above will be renewed, subject to the right of the Penske affiliated companies to transfer, in the aggregate, up to five percent of their current ownership without complying with the “tag-along” provisions. This agreement terminates on its tenth anniversary, upon the mutual consent of the parties or when either party no longer owns any of our common stock. The form of Stockholders Agreement is attached as Annex C.

      Certain Considerations. While the disinterested members of the Board of Directors (as well as the full Board of Directors) believes that the issuance of common stock in the proposed transaction in exchange for the agreed upon purchase price is advisable and in the best interests of the Company and its stockholders, you should consider the following factors, together with the other information contained in this proxy statement, in evaluating this proposal.

      Parties Are Significant Stockholders. If our stockholders approve the issuance of common stock in the proposed transaction, Mitsui will hold approximately 15.8% of our outstanding common stock and the Penske affiliated companies will hold approximately 40.1% of our outstanding common stock. As significant stockholders, these parties will be able to significantly influence matters submitted to our stockholders for a vote, especially the election of directors. These parties have agreed under the Purchase Agreement to certain restrictions on their actions relating to proposals or transactions not approved by the disinterested members of the Board of Directors that would result in a change of control of the Company. See “The Purchase Agreement.”

      Related Parties. This transaction involves the issuance of shares to a related party and, in connection with this transaction, the Penske affiliated companies and Mitsui are entering into a new Stockholders Agreement. Roger S. Penske, our Chairman of the Board and Chief Executive Officer is also Chairman of the Board and Chief Executive Officer of Penske Corporation and through the Penske affiliated companies, our largest stockholder. James A. Hislop, one of our directors, is the President, Chief Executive Officer and a managing member of Penske Capital Partners (which is the managing member of IMCGI and IMCGII), a director of Penske Corporation and a managing director of Transportation Resource Partners, an organization affiliated with Roger S. Penske which undertakes investments in transportation related industries. Richard J. Peters, one of our directors, is a director of Penske Corporation and a managing director of Transportation Resource Partners. Eustace W. Mita is an appointee to the Board of Directors of the Penske entities under the existing stockholders agreement and is an investor in Transportation Resource Partners. Robert H. Kurnick, Jr., our General Counsel, is also the President and a director of Penske Corporation and Paul F. Walters, our Executive Vice President – Human Resources serves in a similar capacity for Penske Corporation. As a result, Messrs. Penske, Hislop, Peters, Mita, Kurnick and Walters have indirect interests in the Penske affiliated companies. Mr. Yoshida, one of our directors, is a representative to the Board of Mitsui under the existing stockholders agreement. As a result, Mr. Yoshida may be deemed to have an indirect interest in the purchasers. For a complete summary of these relationships, see “Related Party Transactions.”

      Possible Effect on Market Price. Under the Registration Rights Agreement, Mitsui will have certain demand and piggyback registration rights in connection with the resale of their shares. These registration rights will facilitate the resale of the shares into the public market and, if Mitsui sells shares, increase the number of shares of common stock available for public trading. Resales of the shares issued could create downward pressure on the market price of the common stock. In addition, the issuance of additional shares will be dilutive to our earnings per share, which may create downward pressure on the market price of the common stock.

      The Board of Directors has considered these potential disadvantages and concluded that they were outweighed by the advantages gained by the Company from the Purchase Agreement, including the $119,434,500 of cash proceeds resulting from the sale of common stock.

      Potential Consequences If the Proposal Is Not Approved. We may use the proceeds from the sale of the shares to Mitsui to reduce our financial leverage, which will assist us in accomplishing our business objectives. If stockholder approval is not obtained for this proposal, we will not receive the $119,434,500 of sale proceeds and we may seek alternative sources of financing. There can be no assurance regarding the availability or terms of any such alternative financing, and the Company could be adversely affected if it is unable to obtain such other financing or if the terms of any such additional financing are not as favorable to the Company as the terms of the Purchase Agreement.

      Vote Required for Approval. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of common stock present in person or by proxy and voting will be required for the approval of issuance of the common stock. Abstentions and broker non-votes with respect to voting on this matter will have the effect of a negative vote. Unless a contrary instruction is indicated, we plan to vote all proxies solicited hereby in favor of this proposal.

      Board of Directors’ Recommendation. The Board of Directors of the Company reviewed and considered the proposed transaction and issuance of shares. The Board of Directors unanimously approved the transaction, after receiving the unanimous recommendation of its members who were viewed to be disinterested (unrelated to the Company, Mitsui and the Penske affiliated companies), who deliberated separately to provide their recommendation. These independent directors, and our Board as a whole, believe that it is desirable and in the best interest of the Company and our stockholders to consummate the proposed issuance and sale of the common stock. As required by the terms of our indenture governing the 9.625% Senior Subordinated Notes due 2012, we have received the opinion of McDonald Investments Inc. as financial advisor to the Company, that the consideration received in the transaction is fair to us from a financial point of view. A copy of the fairness opinion, setting forth the information reviewed, assumptions made, and matters considered, is attached to this Proxy Statement as Annex D.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR APPROVAL OF THIS PROPOSAL

DESCRIPTION OF CAPITAL STOCK

      Overview. Our authorized capital stock consists of (a) 80,000,000 shares of voting common stock, par value $0.0001 per share, (b) 7,125,000 shares of non-voting common stock, par value $0.0001 per share, (c) 20,000,000 shares of class C common stock, par value $0.0001 per share, and (d) 100,000 shares of preferred stock, par value $0.0001 per share. As of February 16, 2004, we had 41,787,121 outstanding shares of voting common stock, and no outstanding shares of non-voting common stock, class C common stock or preferred stock.

      The following summary of the material terms and provisions of our capital stock is not complete and is subject to the terms included in our restated certificate of incorporation, our by-laws and Delaware law. Reference is made to those documents and to Delaware law for a detailed description of the provisions summarized below.

      Common Stock. Each outstanding share of our common stock is identical in all respects and entitles its holder to the same rights and privileges, except as otherwise described below. Holders of shares of common stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any other securities of our company.

      Voting Common Stock. Each holder of voting common stock is entitled to one vote per share on all matters to be voted on by our stockholders. In addition, any stockholder that is a “regulated stockholder” (as defined below) may at any time convert their shares of voting common stock into an equal number of shares of non-voting common stock in order to comply with applicable regulatory requirements.

      Non-Voting Common Stock. We currently have no outstanding shares of non-voting common stock. Holders of non-voting common stock are generally not entitled to vote that stock on any matter on which our stockholders are entitled to vote.

      Holders of non-voting common stock can vote as a separate class on any merger or consolidation of our company with or into another entity or entities, or any recapitalization or reorganization, in which shares of non-voting common stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for the shares of voting common stock or would otherwise be treated differently from shares of voting common stock in connection with such transaction, except that shares of non-voting common stock may, without such a separate class vote, receive non-voting securities which are otherwise identical to the voting securities received with respect to voting common stock so long as (1) the non-voting securities are convertible into the voting securities on the same terms as the non-voting common stock is convertible into voting common stock and (2) all other consideration is equal on a per share basis. Holders of shares of non-voting common stock can vote as a separate class on any amendment to provisions contained in this paragraph.

      Holders of non-voting common stock may at any time convert any or all of their shares into an equal number of shares of voting common stock. However, a holder of non-voting common stock may not convert their shares if, as a result of that conversion, the holder would control (1) more shares of our voting common stock or other securities than the holder is permitted to own pursuant to any regulation applicable to it or (2) with respect to holders regulated by state insurance law, 5% or more of our voting capital stock. However, the shares of non-voting common stock may be converted into voting common stock if the holder believes that such converted shares will be transferred within 15 days pursuant to a “conversion event” and the holder agrees not to vote such shares of voting common stock prior to the conversion event and undertakes to convert such shares back into non-voting common stock if such shares are not transferred pursuant to a conversion event. A “conversion event” includes a public offering by us and certain changes of control of our company.

      We may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of voting common stock or any other class of our capital stock or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any regulated stockholder, unless we give written notice of such action to each regulated stockholder. We must defer making any such conversion, redemption, purchase or acquisition for a period of 30 days after giving notice to the regulated stockholders.

      We may not be a party to any reorganization, merger or consolidation pursuant to which any regulated stockholder would be required to take (1) any voting securities that would cause such holder to violate any law, regulation or other governmental requirement or (2) any securities convertible into voting securities which if such conversion occurred would cause such holder to violate any law, regulation or governmental requirement.

      Class C Common Stock. If any class C common stock is issued, each holder of class C common stock would be entitled to one-tenth of one vote for each share of class C common stock held by such holder. We currently have no outstanding shares of class C common stock.

      The holders of shares of voting common stock and class C common stock and, on any matter on which the holders of shares of non-voting common stock are entitled to vote, the holders of shares of non-voting common stock, all vote together as a single class; provided, however, that the holders of shares of non-voting common stock or class C common stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affect the powers, preference or special rights of the holders of the non-voting common stock or class C common stock, respectively.

      For purposes of this section, “regulated stockholder” includes any stockholder that is subject to Regulation Y.

      Preferred Stock. We currently have no outstanding shares of preferred stock. Our Board of Directors is authorized to issue preferred stock in one or more series, to establish the number of shares to be included in each series, to fix the designations, powers, preferences and rights of the shares of each series and to impose any qualifications, limitations or restrictions of each series. The board may, among other things, determine with respect to each series of preferred stock specific voting rights, designations, dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences. Because the Board of Directors will have the power to establish the preferences and rights of the shares of any series of preferred stock without any further action or vote by the stockholders, the board may afford the holders of any series of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of common stock.

      One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult, discourage or prevent an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise and thereby protect the continuity of our current management. The issuance of shares of the preferred stock pursuant to the Board of Directors’ authority may adversely affect the rights of holders of common stock.

      Limitation on Liability and Indemnification Matters. Our certificate of incorporation limits the liability of our directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors are not personally liable for money damages for breach of fiduciary duty as a director, except for liability

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any breach of the director’s duty of loyalty to us or our stockholders; and

•	for any transaction from which the director derived an improper personal benefit.

      Our certificate of incorporation and bylaws also contain provisions indemnifying our directors, officers, employees and agents to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise.

      In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

      Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Provisions of Delaware Law. A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with the Board of Directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

      Staggered Board. Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our Board of Directors. Our certificate of incorporation and by-laws also provide that the Board of Directors shall be divided into three classes. The members of each class of directors serve for staggered three-year terms. In accordance with Delaware law, directors serving on classified boards of directors may only be removed from office for cause. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. A supermajority vote of the stockholders is required to amend the staggered board provision.

      Our certificate of incorporation provides that the staggered board provision only applies to directors elected by holders of voting common stock. If holders of any class of our capital stock obtain the right to elect directors voting as a separate class, the maximum number of directors will be increased by the number of directors whom those holders may elect and upon termination of such right the number will be reduced to the extent it was previously increased.

      No Stockholder Action Without a Meeting. Our certificate of incorporation and by-laws provide that stockholders may only take action at an annual or special meeting.

      Special Meetings of Stockholders. Our bylaws provides that special meetings of our stockholders may be called only by the Board of Directors, the chairman of the board or the chief executive officer and must be called by the chief executive officer only upon the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the Board of Directors, the chairman of the board or the chief executive officer. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the Board of Directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

      Issuance of Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may among other things, discourage, delay, defer or prevent a change in control of us.

      Authorized But Unissued Shares of Common Stock. The authorized but unissued shares of common stock may be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

      Section 203 of the Delaware General Corporation Law. We must comply with the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

      A “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

•	our Board of Directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

•	the business combination is approved by a majority of our Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our voting common stock as of February 17, 2004 by (1) each person, known to us to own more than five percent of our voting common stock, (2) each of our directors, (3) our Chief Executive Officer and four other most highly compensated executive officers and (4) all of our directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares. Applicable percentage of ownership is based on 41,787,121 shares of common stock outstanding and does not include the 4,050,000 shares proposed to be issued to Mitsui. Unless otherwise indicated, each person identified in the table below has sole voting and dispositive power with respect to the common stock beneficially owned by that person.

	Shares Beneficially
	Owned(1)

Beneficial Owner	Number	Percent

Penske Capital Partners, L.L.C.(2)(3)	7,657,282	18.3%
One Harmon Plaza, Ninth Floor
Secaucus, NJ 07094
Penske Corporation(2)(3)(4)	18,737,513	44.8%
2555 Telegraph Road
Bloomfield Hills, MI 48302-0954
Mitsui(5)	3,170,349	7.6%
2-1, Ohtemachi 1-chome, Chiyoda-ku
Tokyo, Japan
John Barr	2,500	*
Samuel X. DiFeo(6)	427,367	1%
Michael R. Eisenson	0	*
James A. Hislop(7)	7,889,719	18.9%
Eustace W. Mita	408,954	1%
Lucio A. Noto	5,832	*
Roger S. Penske(8)	19,402,242	45.9%
Richard J. Peters	101,462	*
Ronald G. Steinhart	8,250	*
H. Brian Thompson	11,137	*
Motokazu Yoshida(9)	3,170,349	7.6%
James R. Davidson(10)	27,020	*
Robert H. Kurnick, Jr.(11)	44,479	*
Laurence Vaughan(12)	26,667	*
Paul F. Walters(13)	32,966	*
All directors and executive officers as a group (15 persons)	23,549,671	55.25%

*	Less than 1%

(1)	Pursuant to the regulations of the Commission, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person, except as noted.

(2)	Penske Capital has voting power with respect to 7,657,282 shares of common stock, consisting of 7,592,792 shares of common stock held by International Motor Cars Group I, L.L.C. (“IMCGI”) and 64,490 shares of common stock held by International Motor Cars Group II, L.L.C. (“IMCGII”), in each case subject to the terms of the Second Amended and Restated Stockholders Agreement among various of our stockholders and us, dated as of February 22, 2002 (the “existing stockholders agreement”). Penske Capital is the managing member of each of IMCGI and IMCGII. The managing members of Penske Capital are Roger Penske and James A. Hislop. Penske Capital is obligated to cause IMCGI and IMCGII to make special distributions to each of their members in connection with the sale of those securities by the members. The non-managing member of IMCGI is Penske Corporation.

(3)	Penske Capital, IMCGI, IMCGII, and Penske Corporation each disclaim beneficial ownership of the shares owned by the others that may be deemed to exist pursuant to the existing stockholders agreement.

(4)	Penske Corporation is the direct beneficial owner of 10,694,021 shares of common stock, which it has shared power to vote and dispose together with a wholly owned subsidiary, and the beneficial owner of up to 7,478,386 shares which are held by IMCGI. This number will be reduced in connection with each distribution of shares to Penske Corporation by the number of shares representing any carried interest attributable to the managing member pursuant to the operating agreement of IMCGI. Penske Corporation also has shared voting power over 565,106 shares under voting agreements.

(5)	Represents the 634,070 shares held by Mitsui & Co., (U.S.A.), Inc. and 2,536,279 shares held by Mitsui & Co., Ltd., and does not include the 4,050,000 shares to be issued in the proposed transaction. Assuming such shares were issued and outstanding, Mitsui would own 7,220,349 shares and be the beneficial owner of 15.8% of the outstanding shares.

(6)	Includes options to purchase 313,667 shares of common stock that are exercisable within 60 days of the Record Date.

(7)	Includes the 7,657,282 shares deemed to be beneficially owned by Penske Capital. Mr. Hislop is a managing member of Penske Capital. Mr. Hislop disclaims beneficial ownership of the shares beneficially owned by Penske Capital.

(8)	Includes the 7,657,282 shares deemed to be beneficially owned by Penske Capital, for which shares Mr. Penske may be deemed to have shared voting power, an additional 11,259,127 shares deemed to be beneficially owned by Penske Corporation, for which shares Mr. Penske may be deemed to have shared voting and shared dispositive power, and options to purchase 453,333 shares that are exercisable within 60 days of the Record Date. Mr. Penske is a managing member of Penske Capital and the Chairman and Chief Executive Officer of Penske Corporation. Mr. Penske disclaims beneficial ownership of the shares beneficially owned by Penske Capital and Penske Corporation.

(9)	Represents the shares held by Mitsui, not including any shares to be issued in the proposed transaction. See note (5). Mr. Yoshida is a representative of Mitsui to our Board of Directors and serves as the Executive Managing Officer and Chief Operating Officer, Motor Vehicles, Marine and Aerospace Business Unit of Mitsui & Co., Ltd. Subject to the existing stockholders agreement, Mitsui has sole voting and dispositive power with respect to the common stock. Mr. Yoshida disclaims beneficial ownership of the shares held by Mitsui.

(10)	Includes 17,000 shares issuable upon the exercise of options that are vested and exercisable within 60 days of the Record Date and 500 shares held by Mr. Davidson’s wife. Mr. Davidson disclaims beneficial ownership of all shares held by his wife.

(11)	Includes 20,833 shares issuable upon the exercise of options that are vested and exercisable within 60 days of the Record Date.

(12)	Includes 13,667 shares issuable upon the exercise of options that are vested and exercisable within 60 days of the Record Date.

(13)	Includes 17,500 shares issuable upon the exercise of options that are vested and exercisable within 60 days of the Record Date.

RELATED PARTY TRANSACTIONS

      Mitsui currently owns 3,170,349 shares, or 7.6% of our outstanding common stock. We are proposing to issue and sell to Mitsui an additional 4,050,000 shares, representing approximately 9.7% of our outstanding shares. Mitsui, because of its existing ownership and its rights under the existing stockholders agreement, as discussed below, may be deemed a related party of ours under the New York Stock Exchange rules.

      In connection with this transaction, Mitsui and entities affiliated with Roger S. Penske, our Chairman of the Board and Chief Executive Officer, are entering into a new stockholders agreement as described above under “Proposal I”. Roger S. Penske, our Chairman of the Board and Chief Executive Officer is also Chairman of the Board and Chief Executive Officer of Penske Corporation, and through entities affiliated with Penske Corporation, our largest stockholder. We are currently a party to a stockholders agreement between us, International Motor Cars Group I, L.L.C. (“IMCGI”), International Motor Cars Group II, L.L.C. (“IMCGII”), Mitsui, Penske Corporation and Penske Automotive Holdings Corp. We refer to IMCGI, IMCGII, Penske Corporation and Penske Automotive Holdings Corp. as the Penske affiliated companies. As a condition to this transaction, the existing stockholders agreement will be terminated.

      Other Related Party Interests. James A. Hislop, one of our directors, is the President, Chief Executive Officer and a managing member of Penske Capital Partners (who is the managing member of IMCGI and IMCGII), a director of Penske Corporation and a managing director of Transportation Resource Partners, an organization affiliated with Roger S. Penske which undertakes investments in transportation related industries. Mr. Penske also is a managing member of Penske Capital Partners. Richard J. Peters, one of our directors, is a director of Penske Corporation and a managing director of Transportation Resource Partners. Eustace W. Mita is an appointee to the Board of Directors of the Penske related entities under the existing stockholders agreement and an investor in Transportation Resources Partners. Robert H. Kurnick, Jr., our Executive Vice President, General Counsel and Secretary, is also the President and a director of the Penske Corporation and Paul F. Walters, our Executive Vice President — Human Resources serves in a similar capacity for Penske Corporation. As a result, Messrs. Penske, Hislop, Peters, Mita, Kurnick and Walters each have indirect interests in the Penske affiliated companies. Mr. Yoshida, one of our directors, is a representative to the Board of Mitsui under the existing stockholders agreement. As a result, Mr. Yoshida may be deemed to have an indirect interest in Mitsui.

      Existing Stockholders Agreement. On February 22, 2002, we entered into a second amended and restated stockholders agreement (superseding the February 28, 2001 stockholders agreement) (“existing stockholders agreement”) with Aeneas Venture Corporation (“AVC”), IMCGI and IMCGII (the “PCP Entities”), Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. (together, “Mitsui”), Penske Corporation, Penske Automotive Holdings Corp., and Penske Capital Partners, L.L.C., J.P. Morgan Partners (BHCA), L.P. (“JPMP”) (as to certain sections only) and Combined Specialty Insurance Company (formerly Virginia Surety Company, Inc.) (“AON”) (as to certain sections only). The rights and obligations of AVC, JPMP and AON under the existing stockholders agreement have terminated.

      Pursuant to the existing stockholders agreement, the remaining parties have agreed to vote their shares of common stock to elect Roger S. Penske, four additional persons nominated by the PCP Entities, one person nominated by Mitsui and three independent persons as our directors. The PCP Entities’ nominees to the Board of Directors are Richard J. Peters, James A. Hislop and Eustace W. Mita. The PCP entities are entitled to elect one more director. Motokazu Yoshida is the nominee to the Board of Directors by Mitsui. The remaining parties have also agreed to use their reasonable best efforts to have our compensation committee of the Board of Directors consist of Roger S. Penske, one additional designee of the PCP Entities and two independent directors. The PCP Entities have not designated a member of the compensation committee and Mr. Penske does not currently serve on the compensation committee.

      If the beneficial ownership in us of the Penske affiliated entities is reduced below 20%, the number of designees of the PCP Entities will be reduced by one for each 2.5% decrease in beneficial ownership. In addition, the right of the PCP Entities to designate directors will be suspended when the beneficial ownership in us of the PCP Entities and Penske is reduced below 10%. The right of Mitsui to designate a director will be suspended when Mitsui’s beneficial ownership is reduced to below 2.5%. If the right of the PCP Entities or Mitsui to nominate directors is reduced, the remaining parties must use their reasonable best efforts to have the successors to those directors both be selected by a majority of the remaining directors, excluding the director whose position is no longer entitled to be designated by Mitsui or the PCP Entities, and not be affiliates of the PCP Entities. These provisions regarding board membership terminate in February 2005. This agreement will be amended and restated as discussed above under “Proposal I” if the transaction is approved.

      Existing Registration Rights Agreements. On May 3, 1999, we and the PCP Entities entered into a registration rights agreement and on December 22, 2000, we and Penske Automotive Holdings Corp., a subsidiary of Penske Corporation, entered into a registration rights agreement. Pursuant to these agreements, the PCP Entities and Penske Corporation each may require us on three occasions to register all or part of their common stock. The PCP Entities and Penske Corporation are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act.

      On February 22, 2002, we and Mitsui entered into an amended and restated registration rights agreement. Pursuant to the agreement, if we propose to register any of the Penske Corporation or PCP Entities registrable securities as a result of a demand pursuant to the Penske registration rights agreements, Mitsui is entitled to request inclusion of all or any part of its common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act. This agreement will be amended and restated as discussed above under “Proposal I” if the transaction is approved.

      We have agreed to pay all expenses (subject to some limitations) incident to the registration and disposition of the securities registered pursuant to the registration rights agreements (other than underwriting discounts and commissions).

      CarsDirect.com. In May 2000, we, along with Penske Automotive Group, Inc., an automobile dealership company controlled by Roger S. Penske, entered into an Operating Agreement with CarsDirect.com, Inc. whereby Penske Automotive Group and we supply vehicles to CarsDirect.com at pre-negotiated prices through Penske Automotive Group’s and our respective franchised vehicle dealers. During the term of the Operating Agreement, CarsDirect.com will offer the franchised vehicle dealers of Penske Automotive Group or the Company with the closest geographic proximity to the customer the first opportunity to supply the vehicle purchased through their website. In addition, Penske Automotive Group and we separately provide CarsDirect.com with daily vehicle inventory information.

      As consideration for entering into the Operating Agreement, CarsDirect.com granted to Penske Automotive Group and us warrants to purchase 3,650,000 shares of Series D Preferred Stock of CarsDirect.com at a per share purchase price of $15.76, which vest and become exercisable annually based upon certain sales milestones under the Operating Agreement. We and Penske Automotive Group have agreed to allocate the warrants after they vest in proportion to our relative sales to CarsDirect.com under the Operating Agreement.

      Other Transactions. From time to time, we pay and/or receive fees from Penske Corporation and its affiliates for services rendered in the normal course of business, including rents paid to Automotive Group Realty, LLC (“AGR”), as described below, payments to third parties made by Penske Corporation on behalf of us, for which we then reimburse Penske Corporation, payments relating to the use of aircraft from Penske Aviation Services, and payment of a racing sponsorship to Penske Racing. These transactions reflect the provider’s cost or an amount mutually agreed upon by both parties. We believe that the payments relating to these transactions are on terms at least as favorable as those that could be obtained from an unaffiliated third party negotiated on an arm’s length basis. Aggregate payments relating to such transactions, amounted to $9.7 million in 2003, excluding the payments to AGR discussed below.

      We are currently a tenant under a number of non-cancelable lease agreements with Samuel X. DiFeo and members of his family. Mr. DiFeo is our President and Chief Operating Officer and one of our directors. During 2003, we paid $5.5 million to Mr. DiFeo and his family under these lease agreements. We believe that the terms of these transactions are at least as favorable as those that could be obtained from an unaffiliated third party negotiated on an arm’s length basis.

      We are currently a tenant under a number of non-cancelable lease agreements with AGR. AGR is a wholly-owned subsidiary of Penske Corporation. During 2003, we paid $4.6 million to AGR under these lease agreements. In addition, in 2003 we sold AGR real property and improvements for $13.1 million which were subsequently leased by AGR to us. The sale of each parcel of property was valued at a price which was either independently confirmed by a third party appraiser or at the price for which we purchased the property from an independent third party. We believe that the terms of these transactions are at least as favorable as those that could be obtained from an unaffiliated third party negotiated on an arm’s length basis.

      We are also party to operating agreements with Roger S. Penske, Jr., the son of Roger S. Penske, reflecting (1) the 2001 purchase by Mr. Penske, Jr. of 10% of one of our subsidiaries, HBL, LLC, and (2) the 2000 purchase by Mr. Penske, Jr. of 4.7% of one of our subsidiaries, United Auto do Brasil, Ltda., of which we own 90.6%. From time to time, we provide these subsidiaries with working capital and other debt financing and make periodic pro rata distributions from these subsidiaries to Mr. Penske, Jr., which in 2003 totaled seven hundred thousand dollars. For 2003, Mr. Penske, Jr., received total compensation from us of one million nine hundred ninety thousand dollars in his capacity as our Regional President and as of July 2003 Executive Vice President — Eastern Operations.

      In 2003, we employed the sons of Eustace Mita, one of our directors, and James Davidson, our Executive Vice President — Finance, at one of our dealerships as sales managers, for which each was compensated in excess of $60,000 in 2003. We also employ the son-in-law of Paul Walters, our Executive Vice President, Human Resources, as Senior Vice President Manufacturer Relations for which he received in excess of $60,000 in 2003.

      In April 2003, an entity controlled by one of our directors, Lucio A. Noto (the “Investor”), paid approximately $1.8 million (including approximately $0.8 million credited from prior earnings retroactive to March 1, 2001) for a 6.5% interest in one of our subsidiaries, UAG Connecticut I, LLC, which entitles the Investor to 20% of the operating profits of UAG Connecticut I. From time to time, we provide UAG Connecticut I with working capital and other debt financing and make periodic pro rata distributions from UAG Connecticut I to the Investor, which in 2003 totaled $0.3 million. In addition, the Investor has an option to purchase up to a 20% interest in UAG Connecticut I for specified amounts. The Investor has also guaranteed 20% of UAG Connecticut I’s lease obligation to AGR, our landlord of the facility at which the dealership operates. In exchange for that guarantee, the Investor will be entitled to 20% of any appreciation of the property, which appreciation would otherwise accrue to AGR at the time of sale, and the Investor is responsible to AGR for any corresponding depreciation of the property at the time of sale, which obligation shall be secured solely by the Investor’s ownership interest in UAG Connecticut I, LLC.

OTHER MATTERS

      Stockholder Nominations and Proposals for 2004. Any proposals intended to be presented to stockholders at our 2005 annual meeting of stockholders must be received by us at our principal executive offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302-0954 for inclusion in the proxy statement by December 12, 2004. These proposals must also meet other requirements of the rules of the Commission relating to stockholders’ proposals. Stockholders who intend to present an item of business at the annual meeting of stockholders in 2005 (other than a proposal submitted for inclusion in our proxy statement) must provide us notice of the business no later than February 15, 2005.

      Proxy Information. We do not anticipate that there will be presented at the special meeting any business other than the approval of the issuance and sale of the shares and the Board of Directors was not aware of any other matters which might properly be presented for action at the meeting. If any other business should properly come before the special meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

      Proxies in the form enclosed are solicited by or on behalf of our Board of Directors. We will bear the cost of this solicitation. In addition to the solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000.

      It is important the proxies be returned promptly. Therefore, you are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.

      We will provide, at no cost to you, a copy of all documents discussed in this proxy statement upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Corporate Secretary

United Auto Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
(248) 648-2500

      A representative of Deloitte & Touche LLP will be present at the Special Meeting with the opportunity to make a statement and to answer questions.

Dated: February 27, 2004

ANNEX A

PURCHASE AGREEMENT

by and between

MITSUI & CO., LTD.,

MITSUI & CO. (U.S.A.), INC.,

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.,

INTERNATIONAL MOTOR CARS GROUPS II, L.L.C.,

PENSKE CORPORATION,

PENSKE AUTOMOTIVE HOLDINGS CORP.,

and

UNITED AUTO GROUP, INC.

dated as of

February 16, 2004

A-i

A-ii

PURCHASE AGREEMENT

      This PURCHASE AGREEMENT (the “Agreement”) dated as of February 16 2004 is by and between UNITED AUTO GROUP, INC., a Delaware corporation (the “Company”), MITSUI & CO., LTD., a Japanese company (“Mitsui Japan”), MITSUI & CO. (U.S.A.), INC., a New York corporation (“Mitsui USA” and, together with Mitsui Japan, the “Purchasers”), INTERNATIONAL MOTOR CARS GROUP I, L.L.C., a Delaware limited liability company (“PCP I”), INTERNATIONAL MOTOR CARS GROUP II, L.L.C., a Delaware limited liability company (“PCP II” and, together with PCP I, the “PCP Entities”), PENSKE CORPORATION, a Delaware corporation (“Penske Corporation”), and PENSKE AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (“Penske Holdings”, and together with Penske Corporation, “Penske”).

RECITALS

      WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 4,050,000 shares of Common Stock, par value $0.0001 per share, of the Company, for a purchase price of $29.49 per share; and

      WHEREAS, the parties wish to provide for certain matters relating to the Purchasers’, the PCP Entities’ and Penske’s ownership of shares of Common Stock of the Company;

      NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants, representations and warranties and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SECURITIES

      SECTION 1.1     The Purchase. At the Closing, subject to the terms and conditions hereof, (a) Mitsui Japan shall purchase (the “Mitsui Japan Purchase”) from the Company, and the Company shall sell to Mitsui Japan, 3,240,000 shares of Common Stock of the Company (the “Mitsui Japan Securities”) at a purchase price of $29.49 per share and an aggregate purchase price of $95,547,600 (the “Mitsui Japan Purchase Price”) payable at the Closing, and (b) Mitsui USA shall purchase (the “Mitsui USA Purchase” and, together with the Mitsui Japan Purchase, the “Purchase”) from the Company, and the Company shall sell to Mitsui USA, 810,000 shares of Common Stock of the Company (the “Mitsui USA Securities” and, together with the Mitsui Japan Securities, the “Securities”) at a purchase price of $29.49 per share and an aggregate purchase price of $23,886,900 (the “Mitsui USA Purchase Price” and, together with the Mitsui Japan Purchase Price, the “Purchase Price”) payable at the Closing.

      SECTION 1.2     Use of Proceeds. The Company will use the proceeds of the Purchase for general corporate purposes.

      SECTION 1.3     The Closing. The closing of the sale and purchase of the Securities (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, at 10:00 a.m., New York time, as soon as practicable, but in any event not later than five Business Days after satisfaction or waiver of the conditions contained in Article V, unless the parties otherwise agree in writing (the “Closing Date”).

      SECTION 1.4     Payment Instructions. The Company agrees to provide to the Purchasers wire transfer instructions for payment of the Purchase Price at least five Business Days prior to the Closing Date.

      SECTION 1.5     Actions at the Closing. At the Closing, the following actions shall occur (the “Closing Actions”):

(a) The Company shall issue and deliver to Mitsui Japan the Mitsui Japan Securities, evidenced by stock certificates in the name of Mitsui Japan, free and clear of liens and encumbrances thereon.

(b) The Company shall issue and deliver to Mitsui USA the Mitsui USA Securities, evidenced by stock certificates in the name of Mitsui USA, free and clear of liens and encumbrances thereon.

(c) Mitsui Japan shall pay the Mitsui Japan Purchase Price to the account of the Company by wire transfer pursuant to instructions provided by the Company in accordance with Section 1.4.

(d) Mitsui USA shall pay the Mitsui USA Purchase Price to the account of the Company by wire transfer pursuant to instructions provided by the Company in accordance with Section 1.4.

(e) The Company shall make the other deliveries required by Article V.

(f) The Company shall have filed with the New York Stock Exchange an Application for Listing of Additional Shares with respect to the Securities.

      SECTION 1.6     Legend.

      (a) The parties hereby acknowledge and agree that each of the certificates representing the Securities shall include the following legend and any other legend required by law:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

      (b) The requirement that the above securities legend be placed upon certificates evidencing shares of Securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 in compliance with the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

ARTICLE II

REPRESENTATIONS & WARRANTIES CONCERNING THE COMPANY

      The Company hereby represents and warrants to each Purchaser as follows as of the date hereof and as of the Closing Date:

      SECTION 2.1     Organization and Good Standing; Power and Authority; Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to enter and deliver this Agreement, to perform its obligations hereunder and carry out the transactions contemplated by the Agreement.

      SECTION 2.2     Authorization of the Agreement. Except for receipt of the Company Stockholder Approval (as defined in Section 4.1(e)), the execution, delivery and performance of the Agreement has been duly authorized by all requisite corporate action on the part of the Company, including by a disinterested majority of the board of directors of the Company in accordance with Section 144 of the Delaware General Corporation Law, and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby so that Section 203 of the General Corporation Law of Delaware (“DGCL”) shall not apply to any business combination (as defined in Section 203 of DGCL) of the Company as a result of the Purchase or any other transaction contemplated hereby, and has recommended that the holders of Common Stock of the Company approve the Purchase.

      SECTION 2.3     No Conflict. The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance, sale and delivery by the Company of the Securities will not (a) violate any provision of law, statute, rule or regulation (including stock exchange rules), or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Company, or result in the creation of any mortgage, lien, security interest, loan, charge or encumbrance, upon any of the properties or assets of the Company, or (c) violate the Certificate of Incorporation or the by-laws of the Company.

      SECTION 2.4     Consents. No permit, authorization, consent or approval of or by, or any notification of or filing of the Company (other than a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and a merger notification filing with the Brazilian Conselho Administrativo de Defesa Econômica (“CADE”)) with any person (governmental or private) is required in connection with the execution and delivery by the Company of the Agreement or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Securities.

      SECTION 2.5     Title to Shares. Upon delivery of the Securities as provided in Section 1.4, the Securities will be duly authorized and validly issued, and Mitsui Japan will acquire good and valid title to the Mitsui Japan Securities and Mitsui USA will acquire good and valid title to the Mitsui USA Securities, in each case free and clear of any encumbrances and liens. The Securities shall be fully paid and non-assessable and at the time of purchase (assuming no additional issuances of capital stock other than pursuant to this Agreement) shall represent approximately 15.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis (assuming the exercise of all options to purchase shares of Common Stock of the Company).

      SECTION 2.6     Disclosure; Undisclosed Liabilities. This Agreement and each certificate or other instrument, or document furnished by or on behalf of the Company to the Purchasers and the filings and reports of the Company under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) do not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances in which they were made not misleading. The Company has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as disclosed in its filings under the Exchange Act, and (ii) as could not reasonably be expected to have a material adverse effect on the properties, business, results of operations or earnings of the Company.

      SECTION 2.7     Proxy Statement. The proxy statement pursuant to which the Company will solicit the Company Stockholder Approval (the “Proxy Statement”) will comply in all material respects with the Exchange Act and the rules and regulations thereunder. The Proxy Statement (or any amendment thereof or supplement thereto), at the date it is mailed to stockholders and at the time of the Company Stockholder Meeting (as defined in Section 8.10), will not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances in which they were made not misleading, except that no representation is made by the Company with respect to any statements therein based on information supplied by the Purchasers in writing to the Company specifically for inclusion therein.

ARTICLE III

REPRESENTATIONS & WARRANTIES CONCERNING THE PURCHASER

      SECTION 3.1     Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, Penske and the PCP Entities as of the date hereof and as of the Closing Date as follows:

(a) Such Purchaser is acquiring Securities for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

(b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act or any state securities laws, and (ii) the Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration and/or regulation thereunder as the case may be.

(c) Such Purchaser is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act).

(d) Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has all power and authority to enter into this Agreement.

(e) The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of such Purchaser, and the Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

(f) The execution, delivery and performance by such Purchaser of the Agreement and the consummation by such Purchaser of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to such Purchaser, or any of its properties or assets, or (b) violate the certificate of incorporation or the bylaws of such Purchaser.

(g) The information regarding such Purchaser supplied by such Purchaser to the Company in writing specifically for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances in which they were made not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING THE PCP ENTITIES AND PENSKE

      SECTION 4.1     Representations and Warranties of the PCP Entities and Penske. Each of the PCP Entities and Penske represents and warrants to the Company and Mitsui as of the date hereof and as of the Closing Date as follows:

(a) Such person is duly organized and validly existing under the laws of the jurisdiction of its organization and has all power and authority to enter into this Agreement.

(b) The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of such person, and the Agreement constitutes a legal, valid and binding obligation of such person, enforceable against such person, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

(c) The execution, delivery and performance by such person of the Agreement and the consummation by such person of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to such person, or any of its properties or assets, or (b) violate the certificate of incorporation or the bylaws of such person.

ARTICLE V

CONDITIONS

      SECTION 5.1     Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the Purchase shall be subject to the fulfillment on or prior to the Closing of each of the following conditions:

(a) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions to be consummated at Closing;

(b) The waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice.

(c) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date) and the Company shall have delivered to the Purchasers a certificate, dated the Closing Date and signed by the Company to the effect set forth in this Section 5.1(c);

(d) The holders of Common Stock of the Company present in person or by proxy at a duly called meeting of the Company’s stockholders shall have authorized and approved the issuance and sale of the Securities to the Purchasers by the affirmative vote of a majority of the votes cast at such meeting, provided that the total votes cast on the proposal represent at least 50% of the Common Stock entitled to vote thereon (the “Company Stockholder Approval”).

(e) The Company in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at Closing;

(f) The Purchasers and the Company shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit A;

(g) The Purchasers, the PCP Entities and Penske shall have executed a stockholders agreement substantially in the form agreed prior to the date hereof (the “Stockholders Agreement”);

(h) The Purchasers, the Company and the other parties thereto shall have executed a termination of the Second Amended and Restated Stockholders Agreement substantially in the form agreed prior to the date hereof; and

(i) The Purchasers shall have received an opinion, addressed to them, and dated the Closing Date, from counsel to the Company in form and substance reasonably satisfactory to the Purchasers with respect to completion of corporate action and enforceability.

      SECTION 5.2     Conditions to Obligations of the Company. The obligation of the Company to consummate the Purchase shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained;

(b) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct as of Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date);

(c) Each of the Purchasers in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

(d) The waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice;

(e) Each of the Purchasers shall have delivered to the Company a certificate dated the Closing Date and signed by such Purchaser to the effect that the execution, delivery and performance of the Agreement has been duly authorized by all requisite corporate action on the part of such Purchaser and the Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally;

(f) The Purchasers and the Company shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit A; and

(g) The Purchasers, the Company and the other parties thereto shall have executed a termination of the Second Amended and Restated Stockholders Agreement substantially in the form agreed prior to the date hereof.

ARTICLE VI

COVENANTS

      SECTION 6.1     Standstill Provisions. Subject to the Closing and to Section 6.2, each Restricted Stockholder shall not, and shall cause its Affiliates (other than the Company and any of the Company’s subsidiaries) not to, either alone or as part of a “group” (as such term is used in Rule 13d-5 (as such rule is currently in effect) of the Exchange Act), directly or indirectly:

(a) acquire or seek to acquire, by purchase or otherwise, ownership (including, but not limited to, Beneficial Ownership) of (i) any capital stock of the Company, or direct or indirect rights (including convertible securities) or options to acquire such capital stock or (ii) any of the assets or businesses of the Company, or direct or indirect rights or options to acquire such assets or businesses;

(b) offer, seek or propose to enter into any transaction of merger, consolidation, sale of a substantial portion of the Company’s assets taken as a whole, or any other similar business combination involving the Company or any of its Affiliates, whether or not any parties other than such Restricted Stockholder and its Affiliates are involved;

(c) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company, except as set forth in the Stockholders Agreement;

(d) initiate or propose any stockholder proposals for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent, with respect to the Company, or, except as provided in the Stockholders Agreement, propose any person for election to the Board of Directors of the Company;

(e) disclose to any third party, or make any filing under the Exchange Act, including, without limitation, under Section 13(d) thereof, disclosing, any intention, plan or arrangement inconsistent with the foregoing;

(f) except as provided in the Stockholders Agreement, form, join or in any way participate in a group to take any actions, including the voting of the Common Stock, otherwise prohibited by the terms of this Agreement;

(g) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

(h) make any public announcement with respect to any of the foregoing.

      SECTION 6.2     Exceptions to the Standstill Provisions. Notwithstanding the foregoing, the provisions of Section 6.1 shall not prohibit:

(a) any transaction by a Restricted Stockholder approved by either (i) a majority of the members of the Board of Directors who are not Affiliates of any Restricted Stockholder (other than in their capacity as a director of the Company), or (ii) stockholders of the Company owning a majority of the Common Stock other than shares of Common Stock Beneficially Owned by any Restricted Stockholder and its Affiliates;

(b) (i) in the case of the PCP Entities and Penske, the acquisition of securities or of Beneficial Ownership of securities if, after giving effect to such acquisition, the Beneficial Ownership of the PCP Entities and Penske in the Company is less than or equal to 65% and (ii) in the case of the Purchasers, the acquisition of securities of the Company or of Beneficial Ownership of securities of the Company if, after giving effect to such acquisition, the Beneficial Ownership of the Purchasers in the Company is less than or equal to 49%;

(c) the granting by the Board of Directors of options for Common Stock, or the issuance of restricted shares of Common Stock, or other awards of equity securities convertible into or exchangeable for Common Stock or which otherwise transfer Beneficial Ownership of Common Stock, to individual persons who are Affiliates of Restricted Stockholders and who are employees or members of the Board of Directors of the Company, when issued for compensatory purposes, or the issuance of shares of Common Stock upon the exercise of any such options or other awards; or

(d) any transaction contemplated by, or in furtherance of, the Registration Rights Agreement, the Stockholders Agreement or this Agreement.

      SECTION 6.3     Right of Company to Receive Notice of Certain Purchaser Acquisitions. If either of the Purchasers intend to acquire additional securities of the Company or Beneficial Ownership of securities of the Company such that, after giving effect to such acquisition, the Beneficial Ownership of the Purchasers and their Affiliates in the Company would be 20% or greater, the Purchasers shall give prior written notice of such intention to the Company. Upon receipt of such written notice, the Company shall use its reasonable best efforts for a 90-day period to cause each automobile manufacturer having a material contract with the Company that by its terms may be terminated by the manufacturer as a result of such acquisition by the Purchasers, to waive such termination right. If the Company is unable to cause the waiver of such a termination right by the end of the 90-day period, the Company shall so notify the Purchasers and the Purchasers shall not make the proposed acquisition.

      SECTION 6.4     Right of Purchasers to Designate an Officer. Unless the Purchasers’ collective Beneficial Ownership falls below 10% of the Common Stock (and remains below 10% for more than 180 days), the Company agrees that the Purchasers shall have the right to designate one (1) person as Senior Vice President or any other position having authority at least the same as a Senior Vice President or equivalent position of the Company. The officer designated by Purchasers may also be a director of the Company. The officer designated by the Purchasers shall receive compensation and benefits from the Company no less favorable in the aggregate than those received by other Senior Vice Presidents of the Company (or by persons holding such other equivalent positions).

      SECTION 6.5     Director Nomination Procedures. Unless the Purchasers’ collective Beneficial Ownership falls below 2.5% of the Common Stock (and remains below 2.5% for more than 180 days), the Company agrees that it will not take any action (including by amending its by-laws) without the prior approval of the Purchasers that would restrict the ability of a shareholder to propose, nominate or vote for any person as a director of the Company in connection with any shareholder election of directors of the Company provided, however, that nothing herein shall affect the ability of the Company to restrict shareholder access to the Company’s proxy materials.

      SECTION 6.6     Observer. Unless the Purchasers’ collective Beneficial Ownership falls below 2.5% of the Common Stock (and remains below 2.5% for more than 180 days), in the event a representative from the Purchasers is not a member of the Board of Directors of the Company, the Purchasers shall have the right to a non-voting observer at all meetings of the Board of Directors of the Company (the “Observer”). The Observer shall be entitled to receive all materials and information distributed to directors of the Company and shall have access to the Company’s management and records as if such Observer were a director.

      SECTION 6.7     Confidentiality Obligation.

      (a) Purchasers shall treat as secret and confidential any and all confidential information communicated by the Company to the member of the Board of Directors who is a representative of the Purchasers and shall therefore not disclose or communicate such confidential information to any person or entity, except to those employees and persons within Purchasers and/or their Affiliates who need to have access to such information for the purpose of monitoring Purchasers’ investment in the Company. Any such employee or person shall be bound by this confidentiality obligation and shall be informed of the confidential nature of the information.

      (b) The obligations imposed above shall not apply to information:

(i) which becomes publicly available;

(ii) which Purchasers can establish was already in their possession in compliance with this or a relevant similar provision at the time such information was communicated to them;

(iii) which is received from a third party without restriction and without breach of this Agreement;

(iv) which Purchasers can establish has been independently developed by them and which otherwise complies with the terms hereof; or

(v) which is required to be disclosed by applicable law, legal process or, in connection with any judicial process, arbitration or other proceeding.

ARTICLE VII

TERMINATION

      SECTION 7.1     Termination prior to Closing. This Agreement may be terminated at any time prior to the Closing upon written notice of such termination by the terminating party to the other party setting forth the basis for such termination:

(a) by mutual written consent of the Company and the Purchasers; or

(b) by either the Purchasers or the Company if any of the applicable conditions set forth in Article V have not been satisfied or waived on or before June 7, 2004;

(c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(d) by the Purchasers or the Company, (i) if any representation or warranty of the other set forth in this Agreement shall be untrue in any material respect when made to the extent that such first party did not have actual knowledge of such breach as of the date of this Agreement, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement, in each case which would constitute a failure of the condition to Closing of the first party; or

(e) By the Purchasers or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting (as defined in Section 8.10).

      SECTION 7.2     Termination following Closing. Subject to Section 7.4, this Agreement shall terminate on the tenth anniversary of the Closing or, in the case of Sections 6.1 and 6.2 only, on such earlier date as the Stockholders Agreement is terminated (unless a similar agreement is then entered into, or contemplated to be entered into, between the Restricted Stockholders). Subject to Section 7.4, this Agreement shall terminate with respect to a Restricted Stockholder at such time as such entity ceases to Beneficially Own any Restricted Securities or any shares of Common Stock of the Company, as the case may be.

      SECTION 7.3     Effects of Termination. In the event of termination of this Agreement pursuant to Section 7.1 or Section 7.2, this Agreement shall become void and have no effect, without any liability to any person in respect hereof, except for any liability resulting from such party’s breach of this Agreement.

      SECTION 7.4     Survival of Representations. The representations and warranties made in this Agreement shall survive for a period ending eighteen months after Closing, provided that the representation and warranties of the Company set forth in Section 2.5 shall survive without limitation.

ARTICLE VIII

MISCELLANEOUS

      SECTION 8.1     Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Company, to:

United Auto Group, Inc. 2555 Telegraph Road Bloomfield Hills, Michigan 48302-0954 Attention: General Counsel

(ii)	if to the Purchasers, to:
Mitsui & Co., Ltd. First Motor Vehicles Div. 2-1, Ohtemachi 1-chome, Chiyoda-ku Tokyo, Japan Attention:General Manager of First Motor Vehicles Div.

and

Mitsui & Co. (U.S.A.), Inc. Detroit Office 1000 Town Center, Suite 1900 Southfield, Michigan 48075 Attention: Detroit Machinery & Automotive Department

with a copy to:
Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attention: William D. Regner, Esq.

(iii)	If to Penske or the PCP Entities:

c/o Penske Corporation 2555 Telegraph Road Bloomfield Hills, Michigan 48302 Attention: General Counsel Telecopy: 248-648-2155

All such notices, requests, consents and other communications shall be deemed to have been given when received.

      SECTION 8.2     Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided, that any amendment, modification, supplement, or waiver by the Company of the provisions of Sections 6.1 and 6.2 shall require the approval of a majority of the members of the Board of Directors who are not Affiliates of any Restricted Stockholder (other than in their capacity as a director of the Company).

      SECTION 8.3     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not. The provisions of Sections 6.1 and 6.2 of this Agreement shall be binding upon any transferee (who shall acknowledge the same in writing to the Company as a condition to the effectiveness of such transfer) of Common Stock from any Restricted Stockholder or its Affiliates, or from any other party who becomes bound by such provisions, if such transferee, together with its Affiliates, after giving effect to such transfer, Beneficially Owns in excess of 49% of the Common Stock.

      SECTION 8.4     Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto and together with the Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

      SECTION 8.5     Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

      SECTION 8.6     Submission to Jurisdiction. Each of the Company and the Purchasers hereby (i) irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and (ii) agrees that service of any process, summons or notice by international courier to the address set forth in Section 6.1 shall be effective service of process for any action or proceeding brought against it in any such court.

      SECTION 8.7     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

      SECTION 8.8     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      SECTION 8.9     Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      SECTION 8.10     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things (including, without limitation, in the case of the Purchasers and the Company, making filings required under the HSR Act and with CADE) and shall execute and deliver all such other agreements, certificates, instruments, and documents (including, without limitation, the agreements, certificates, instruments and documents contemplated by Article V) as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company shall, as soon as practicable after the date hereof, (a) prepare and file with the Securities and Exchange Commission the Proxy Statement containing the recommendation contemplated in the last sentence of Section 2.2 hereof and, if necessary, shall use its reasonable best efforts to have the Proxy Statement cleared by the Securities and Exchange Commission under the Exchange Act, and (b) duly call, given notice of and convene a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval.

      SECTION 8.11     Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party.

ARTICLE IX

DEFINITIONS

      SECTION 9.1     Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified below:

      “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

      “Beneficial Ownership” means “beneficial ownership” as defined in Rule 13d-3 promulgated under the Exchange Act; provided that, the PCP Entities and Penske, on the one hand, and the Purchasers, on the other hand, shall not, by virtue of the Stockholders Agreement, be deemed to have Beneficial Ownership of each other’s securities of the Company. The term “Beneficial Owner” shall have the correlative meaning.

      “Business Day” means a calendar day, other than (a) a Saturday or Sunday, and (b) a day on which commercial banks are required or permitted by law or other governmental action to close in New York, New York, United States of America or Tokyo, Japan.

      “Closing” has the meaning set forth in Section 1.3.

      “Closing Actions” has the meaning set forth in Section 1.5.

      “Closing Date” has the meaning set forth in Section 1.3.

      “Common Stock” means the Common Stock, par value $.0001 per share, of the Company, and includes any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise.

      “Company” has the meaning set forth in the preamble.

      “Company Stockholder Approval” has the meaning set forth in Section 5.1.

      “Company Stockholder Meeting” has the meaning set forth in Section 8.10.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “HSR Act” has the meaning set forth in Section 2.4.

      “Mitsui Japan” has the meaning set forth in the preamble.

      “Mitsui Japan Purchase” has the meaning set forth in Section 1.1.

      “Mitsui Japan Purchase Price” has the meaning set forth in Section 1.1.

      “Mitsui Japan Securities” has the meaning set forth in Section 1.1.

      “Mitsui USA” has the meaning set forth in the preamble.

      “Mitsui USA Purchase” has the meaning set forth in Section 1.1.

      “Mitsui USA Purchase Price” has the meaning set forth in Section 1.1.

      “PCP Entities” has the meaning set forth in the preamble.

      “PCP I” has the meaning set forth in the preamble.

      “PCP II” has the meaning set forth in the preamble.

      “Penske” has the meaning set forth in the preamble.

      “Penske Corporation” has the meaning set forth in the preamble.

      “Penske Holdings” has the meaning set forth in the preamble.

      “Proxy Statement” has the meaning set forth in Section 2.7.

      “Purchase” has the meaning set out in Section 1.1.

      “Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement dated as of the date hereof, as amended, among Mitsui Japan, Mitsui USA and the Company.

      “Restricted Securities” means any Common Stock or other equity security of the Company Beneficially Owned by a Restricted Stockholder and any securities convertible, exercisable or exchangeable for Common Stock or such other equity securities.

      “Restricted Stockholder” means each of Penske, the PCP Entities and the Purchasers.

      “Securities” has the meaning set out in Section 1.1.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Stockholders Agreement” has the meaning set out in Section 5.1(g).

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

UNITED AUTO GROUP, INC.

By:	/s/ ROBERT H. KURNICK, JR.

Name: Robert H. Kurnick, Jr.

Title:	Executive Vice President

PURCHASERS:

MITSUI & CO., LTD.

By:	/s/ TATSUO NAKAYAMA

Name: Tatsuo Nakayama

Title:	General Manager

First Motor Vehicles Division

MITSUI & CO. (U.S.A.), INC.

By:	/s/ OSAMU KOYAMA

Name: Osamu Koyama

Title:	Senior Vice President

PCP ENTITIES:

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.

By:	Penske Capital Partners, L.L.C., as Managing Member

By:	/s/ JAMES A. HISLOP

Name: James A. Hislop

Title:	President

INTERNATIONAL MOTOR CARS GROUP II, L.L.C.

By:	Penske Capital Partners, L.L.C., as Managing Member
By:

/s/ JAMES A. HISLOP

Name: James A. Hislop

Title:	President

PENSKE:

PENSKE CORPORATION

By:	/s/ ROGER S. PENSKE

Name: Roger S. Penske

Title:	Chairman and Chief Executive Officer

PENSKE AUTOMOTIVE HOLDINGS CORP.

By:	/s/ ROGER S. PENSKE

Name: Roger S. Penske

Title:	Chairman

ANNEX B

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

among

UNITED AUTO GROUP, INC.

MITSUI & CO., LTD.

and

MITSUI & CO. (U.S.A.), INC.

dated as of

                          , 2004

      SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of                       , 2004, among United Auto Group, Inc., a Delaware corporation (the “Company”), Mitsui & Co., Ltd., a Japanese company (“Mitsui Japan”), and Mitsui & Co. (U.S.A.), Inc., a New York corporation (“Mitsui USA” and, together with Mitsui Japan, “Mitsui”).

      On February 16, 2004, the Company and Mitsui entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which, Mitsui agreed to purchase at Closing (as described therein) 4,050,000 shares of voting common stock par value 0.0001 per share of the Company subject to the terms and conditions set forth therein.

      The shares of Common Stock to be purchased by Mitsui pursuant to the Purchase Agreement, together with the shares of Common Stock currently owned by Mitsui, represent approximately 15.8% of the issued and outstanding capital stock of the Company.

      If Mitsui desires to sell shares of Common Stock, it may be desirable to register such shares under the Securities Act (as defined below).

      As part of, and as consideration for, Mitsui’s initial acquisition of shares of Common Stock from the Company, the Company granted to Mitsui certain registration and other rights with respect to its shares of Common Stock pursuant to a Registration Rights Agreement among the Company, Mitsui Japan and Mitsui USA dated as of February 28, 2001, which Registration Rights Agreement was amended and restated by an Amended and Restated Registration Rights Agreement among the Company, Mitsui Japan and Mitsui USA dated as of February 22, 2002 (“Existing Agreement”).

      The parties wish to amend and restate in its entirety the Existing Agreement to provide for certain matters relating to the registration and other rights with respect to Mitsui’s shares of Common Stock, on the terms and conditions provided in this Agreement.

      Accordingly, the parties hereto agree as follows:

      1.     Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

      “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as it may be amended or restated from time to time.

      “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      “Common Stock” means any shares of voting common stock, par value $0.0001 per share, of the Company, now or hereafter authorized to be issued, and, any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of voting common stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

      “IMCG” means International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C.

      “Penske” means (i) Penske Corporation, a corporation organized under the laws of the State of Delaware, (ii) IMCG, and (iii) Penske Automotive Holdings Corp.

      “Person” means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

      “Registrable Securities” means (i) any shares of Common Stock owned by Mitsui, (ii) any shares of Common Stock that Mitsui may acquire after the date hereof, and (iii) any shares of Common Stock issued with respect to the Common Stock referred to in clause (i) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (c) when such securities shall have been sold in compliance with Rule 144 of the Securities Act. Any certificate evidencing the Registrable Securities shall bear a legend stating that the securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the securities.

      “Registration Expenses” means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or Mitsui in connection with “blue sky” qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of “cold comfort” letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes and all fees and expenses of counsel to Mitsui (such fees and expenses of counsel to Mitsui not to exceed a maximum of $50,000 per registration); provided, however, that Registration Expenses shall exclude, and Mitsui shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered.

      “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

      2.     Registration Under the Securities Act, etc.

      2.1     Registration on Request.

      (a) Registration. Mitsui shall have the right to require the Company to effect the registration under the Securities Act of all or part of the Registrable Securities by delivering a written request therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. The Company shall use its reasonable best efforts to (i) effect such registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by Mitsui, for distribution in accordance with the intended method of distribution set forth in the written request delivered by Mitsui, such registration to be effected as expeditiously as possible, and (ii) if requested by Mitsui, obtain acceleration of the effective date of the registration statement relating to such registration.

      (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1, the Company may, upon notice to Mitsui, include securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include such securities, in each case, in any such registration (the “Other Stockholders”). In the case of an underwritten offering pursuant to this

Section 2.1, if the Other Stockholders request such inclusion, the Company shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company and the Other Stockholders shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant to Section 2.1(f). Notwithstanding any other provision of this Section 2, if the representative advises Mitsui in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by the Other Stockholders shall be excluded from such registration to the extent required by such limitation; provided, however, that if any of the Penske entities requests such inclusion, the Penske entity shall have the right to include in the registration an amount of shares of Common Stock equal to the number of shares of Common Stock to which the registration is limited in accordance with such representative’s advice, multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui and the denominator of which shall be the aggregate number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui and Penske (assuming for purposes of calculating such fraction the conversion of all convertible securities and the exercise of all options held by Mitsui and Penske).

      (c) Registration Statement Form. Registrations under this Section 2.1, shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to Mitsui.

      (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.1.

      (e) Effective Registration Statement. A registration pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1 (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to Mitsui and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

      (f) Underwritten Offering; Selection of Underwriters.

(i) Mitsui shall, at its request, be entitled to an underwritten offering of Registrable Securities in connection with any registration pursuant to this Section 2.1; provided, however, that Mitsui shall not be entitled to request more than one (1) underwritten offering within any two (2) year period, it being understood that Mitsui’s right to request an underwritten offering at a later date pursuant to this Section 2.1(f) will not be affected if Mitsui chooses to not exercise such right during any such two (2) year period.

(ii) The underwriters of each underwritten offering of the Registrable Securities to be so registered pursuant to this Section 2.1 shall be selected by Mitsui and shall be subject to the approval of the Company, not to be unreasonably withheld or delayed.

      (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise Mitsui that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to Mitsui, then Mitsui shall have the right to notify the Company in writing that it has determined that the registration statement with respect to the Registrable Securities be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement with respect to the Registrable Securities. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which Mitsui is entitled pursuant to this Section 2.1

      (h) Limitations on Registration on Request. Mitsui shall be entitled to require the Company to effect, and the Company shall be required to effect, two (2) registrations in the aggregate pursuant to this Section 2.1, provided, however, that the aggregate offering value of the shares to be registered pursuant to any such registration shall be at least $10,000,000 unless Mitsui then owns shares with an aggregate value of less than $10,000,000 (in which case such lesser number of shares may be registered).

      (i) Postponement. The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the “Postponement Period”) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives Mitsui written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) Mitsui shall have the right to withdraw the request for registration by giving written notice to the Company at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Mitsui is entitled pursuant to this Section 2.1.

      2.2 Incidental Registration.

      (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except for registration on any such form or similar form(s) solely for registration of securities in connection with an employee benefit plan, dividend reinvestment plan or merger or consolidation), whether or not for sale for its own account, the Company will each such time give prompt written notice to Mitsui of its intention to do so and of Mitsui’s rights under this Section 2.2. Upon the written request of Mitsui (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Mitsui), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (15 days if the Company states in such written notice or gives telephonic notice to Mitsui, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall use its reasonable best efforts to include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by Mitsui. Notwithstanding anything to the contrary contained in this Agreement, the Company may in its discretion withdraw any registration commenced pursuant to this Section 2.2 without liability to the holders of Registrable Securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration under Section 2.1 The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

      (b) Right to Withdraw. Mitsui shall have the right to withdraw its request for inclusion of any of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

      (c) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 2.2 Sale Amount”), (i) all of the securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other securities of the Company requested to be included in such registration by Mitsui, Penske and their respective Affiliates, with the amount of securities of Mitsui, Penske and their respective Affiliates to be included based on the pro rata amount of shares of Common Stock held, or obtainable by exercise or conversion of other securities of the Company, by Mitsui, and Penske and their respective Affiliates; and (iii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other holder of Company securities entitled to register such securities.

      (d) Plan of Distribution. Any participation by holders of Registrable Securities in a registration by the Company pursuant to this Section 2.2 shall be in accordance with the Company’s plan of distribution.

      (e) The Company represents and warrants that, as of the date hereof, no Person has rights to require the Company to effect the registration under the Securities Act of Common Stock, except as disclosed prior to the date hereof in the Company’s filings with the U.S. Securities and Exchange Commission.

      (f) After the date hereof, the Company shall not grant to any Person, rights to require the Company to effect a registration under the Securities Act of Common Stock that are more favorable to such Person than the rights granted to Mitsui hereunder unless the Company simultaneously enters into an amendment of this Agreement pursuant to which Mitsui will be granted rights to require the Company to effect a registration under the Securities Act of Common Stock that are equal to the rights granted to such Person.

      (g) After the date hereof, the Company shall not grant to any Person rights to include Common Stock in a registration under the Securities Act of Common Stock that are more favorable to such Person than the rights granted to Mitsui hereunder unless the Company simultaneously enters into an amendment of this Agreement pursuant to which Mitsui will be granted rights to include Common Stock in a registration under the Securities Act that are equal to the rights provided to such Person.

      2.3 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company shall unless and until either Mitsui has withdrawn its request or is no longer entitled to include in such registration, all or any portion of the Registrable Securities, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to Mitsui and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the reasonable review and comments of Mitsui, each underwriter and their respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities pursuant to Section 2.2 or which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

(b) notify Mitsui of the Commission’s requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days;

(c) furnish, without charge, to Mitsui and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Mitsui and such underwriters may reasonably request;

(d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as Mitsui or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable Mitsui to consummate the disposition in such jurisdictions of the securities to be sold by Mitsui, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) furnish to Mitsui and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s or any other entity’s financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants’ comfort letter, such other financial matters, as the underwriters, may reasonably request;

(f) promptly notify Mitsui and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of Mitsui promptly prepare and furnish to Mitsui and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to Mitsui a copy of any amendment or supplement to such registration statement or prospectus;

(h) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

(i) (i) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its reasonable best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

(j) deliver promptly to counsel to Mitsui and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors;

(k) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

(m) make available its employees and personnel (including Company management) and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s business) in their marketing of Registrable Securities, including, without limitation, the reasonable participation and cooperation of such employees and personnel (including Company management) in any “road show” or similar event undertaken by Mitsui or the underwriters; provided, however that the Company shall comply with the terms of this clause (m) only two times, irrespective of the terms of paragraph (g) of Section 2.1.

      The Company may require Mitsui to furnish the Company such information regarding Mitsui and the distribution of the Registrable Securities as the Company may need for the purpose of effecting a registration of Common Stock, including Registrable Securities, under the Securities Act. The Company shall be excused from any obligation to Mitsui hereunder to the extent that Mitsui’s failure to deliver such information has impaired the Company’s ability to perform its obligations hereunder and comply with applicable laws and regulations under the Securities Act, and for so long as Mitsui has not delivered such information to the extent required by applicable law.

      Mitsui agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f)(iii), (iv) or (v) of this Section 2.3, Mitsui will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraphs (f)(iii) and (f)(iv) of this Section 2.3, such stop order, suspension, or the proceeding has been terminated, and, in the case of paragraph (f)(v) of this Section 2.3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f)(v) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by Mitsui of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement required pursuant to Section 2.3(b) by the number of days during the period from and including the date of the giving of notice to and including the date when Mitsui shall have received copies of the supplemented or amended prospectus contemplated by paragraph (f)(v) of this Section 2.3.

      2.4 Underwritten Offerings.

      (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering requested by Mitsui pursuant to a registration under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected pursuant to Section 2.1(f) which shall contain such terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution (the “Customary Terms”). Mitsui shall be party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Mitsui, and that any or all of the conditions precedent to the obligations of such underwriters relating to the Company under such underwriting agreement be conditions precedent to the obligations of Mitsui. Mitsui shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Mitsui, Mitsui’s ownership of and title to the Registrable Securities, and Mitsui’s intended methods of distribution and other representations that constitute Customary Terms, and any liability of Mitsui to any underwriter or other person under such underwriting agreement shall be several and not joint, and shall be limited to liability arising from breach of their respective representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that Mitsui derives from such registration.

      (b) Incidental Underwritten Offering. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. Mitsui shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Mitsui, Mitsui’s ownership of and title to the Registrable Securities, and Mitsui’s intended methods of distribution and other representations that constitute Customary Terms, and any liability of Mitsui to any underwriter or other person under such underwriting agreement shall be several and not joint, and shall be limited to liability arising from breach of their respective representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that Mitsui derives from such registration.

      2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give Mitsui, Mitsui’s underwriters, if any, and Mitsui’s counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of Mitsui, and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      2.6 Indemnification.

      (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless Mitsui, its respective directors, officers, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Mitsui or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which Mitsui or any such director, officer, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse Mitsui and each such director, officer, member, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to Mitsui or any such director, officer, member, partner, agent, affiliate, or controlling person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Mitsui, specifically stating that it is for use in the preparation thereof; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any person from whom the person asserting any such losses, claims, damages or liabilities (the “Claimant”) purchased securities, or any person controlling such person, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such person to such Claimant, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the securities sold to such Claimant, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of Mitsui or any such director, officer, member, partner, agent, affiliate, underwriter or controlling Person and shall survive the transfer of such securities by Mitsui.

      (b) Indemnification by Mitsui. As a condition to including any Registrable Securities in any registration statement, Mitsui shall indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Mitsui specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by Mitsui.

      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are in conflict with or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d) Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person’s consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

      (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and Mitsui with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by Mitsui.

      (f) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      2.7     Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall promptly after the sale of such Registrable Securities (i) facilitate the timely preparation and delivery to Mitsui and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by Mitsui or such underwriters, and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

      2.8     No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of Mitsui to sell any Registrable Securities pursuant to any effective registration statement.

      3.     Rule 144. The Company shall take all actions reasonably necessary to enable Mitsui to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of Mitsui, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

      4.     Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

      5.     Adjustments. In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Agreement shall be appropriately adjusted.

      6.     Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(a) If to Mitsui to:

Mitsui & Co., Ltd.

First Motor Vehicles Div.
2-1, Ohtemachi 1-chome, Chiyoda-ku
Tokyo, Japan
Attention: General Manager of First Motor Vehicles Div.

If to Mitsui USA:

Mitsui & Co. (U.S.A.), Inc.

Detroit Office
1000 Town Center, Suite 1900
Southfield, Michigan 48075
Attention: Detroit Machinery & Automotive Department

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue
New York, N.Y. 10022
Attention: William D. Regner, Esq.

(b) If to the Company, to it at:

United Auto Group, Inc.

2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
Attention: General Counsel

      7.     Assignment; Third Party Beneficiaries; Majority Controls. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of Mitsui. Mitsui may, at its election, at any time or from time to time, assign its rights or delegate its obligations under this Agreement, in whole or in part, to any purchaser or other transferee of Registrable Securities held by it; provided, however, that any rights to withdraw shares from inclusion in a registration statement pursuant to Section 2 shall be made only by Mitsui for itself and all such purchasers and transferees and provided further that any decision hereunder made by the holders of the majority of the Registrable Securities shall be binding on all other holders of Registrable Securities.

      8.     Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

      9.     Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

      10.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably consents to submit to the jurisdiction of the courts of the State of New York and the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      12.     Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

      13.     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      14.     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

[Remainder of page left blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

UNITED AUTO GROUP, INC.

By:

Name: Robert H. Kurnick, Jr.

Title:	Executive Vice President

MITSUI & CO., LTD.

By:

Name: Tatsuo Nakayama

Title:	General Manager

First Motor Vehicles Division

MITSUI & CO. (U.S.A.), INC.

By:

Name: Osamu Koyama

Title:	Senior Vice President

ANNEX C

STOCKHOLDERS AGREEMENT

BY AND AMONG

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.,

INTERNATIONAL MOTOR CARS GROUP II, L.L.C.,

MITSUI & CO., LTD.,

MITSUI & CO. (U.S.A.), INC.,

PENSKE CORPORATION,

AND

PENSKE AUTOMOTIVE HOLDINGS CORP.

Dated as of                     , 2004

C-i

      THIS STOCKHOLDERS AGREEMENT (the “Agreement”) dated as of                           , 2004 is by and among INTERNATIONAL MOTOR CARS GROUP I, L.L.C., a Delaware limited liability company (“PCP I”), INTERNATIONAL MOTOR CARS GROUP II, L.L.C., a Delaware limited liability company (“PCP II” and, together with PCP I, the “PCP Entities”), MITSUI & CO., LTD., a Japanese company (“Mitsui Japan”), MITSUI & CO. (U.S.A.), INC., a New York corporation (“Mitsui USA” and together with Mitsui Japan, “Mitsui”), PENSKE CORPORATION, a Delaware corporation (“Penske Corporation”), and PENSKE AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (“Penske Holdings”, and together with Penske Corporation, “Penske”).

      WHEREAS, the parties hereto wish to provide for certain matters relating to the ownership and transfer of the Common Stock of United Auto Group, Inc.;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1     Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified below:

      “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

      “Beneficial Ownership” means “beneficial ownership” as defined in Rule 13d-3 promulgated under the Exchange Act. The term “Beneficial Owner” shall have the correlative meaning.

      “Business Day” means a calendar day, other than (a) a Saturday or Sunday, and (b) a day on which commercial banks are required or permitted by law or other governmental action to close in New York, New York, United States of America or Tokyo, Japan.

      “Common Stock” means the voting Common Stock, par value $.0001 per share, of the Company, and includes any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise.

      “Company” means United Auto Group, Inc.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exempt Sale” has the meaning set forth in Section 3.1.

      “Mitsui” has the meaning set forth in the preamble.

      “Operating Agreements” means each of (i) the Amended and Restated Limited Liability Company Agreement for PCP I and (ii) the Amended and Restated Limited Liability Company Agreement for PCP II, each dated as of the date hereof, and each as amended from time to time.

      “PCP Entities” has the meaning set forth in the preamble.

      “PCP I” has the meaning set forth in the preamble.

      “PCP II” has the meaning set forth in the preamble.

      “Penske” has the meaning set forth in the recitals hereto.

      “Penske Capital” means Penske Capital Partners, L.L.C.

      “Penske Corporation” has the meaning set forth in the preamble.

      “Penske Holdings” has the meaning set forth in the preamble.

      “Permitted Transferee” of a person means (a) a corporation, partnership or other entity wholly owned by such person; provided, that such corporation, partnership or other entity shall agree in writing that it shall transfer to such person any Restricted Securities which it holds prior to such time as it ceases to be wholly owned by such person, and (b) the equity owners of such person to the extent such equity owners receive a pro rata distribution of Restricted Securities.

      “Purchase Agreement” has the meaning set forth in Section 2.3.

      “Restricted Securities” means any Common Stock or other equity security of the Company Beneficially Owned by a Restricted Stockholder and any securities convertible, exercisable or exchangeable for Common Stock or such other equity securities.

      “Restricted Stockholder” means each of Penske, the PCP Entities and Mitsui.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Tag-Along Notice” has the meaning set forth in Section 3.1.

      “Transfer” means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation or other disposition of any interest, including, without limitation, a transfer or sale of securities through a registered offering. The terms “Transferee,” “Transferor,” “Transferred,” and “Transferable” shall each have a correlative meaning.

      SECTION 1.2     Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States of America; (c) “or” is not exclusive; and (d) words in the singular include the plural, and in the plural include the singular. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

ARTICLE II

VOTING AGREEMENTS

      SECTION 2.1     Voting Agreement of the PCP Entities and Penske. In connection with any shareholder election of directors of the Company, unless Mitsui has declined to put forward such a representative, the PCP Entities and Penske shall vote all of the voting securities of the Company Beneficially Owned by them in favor of one (1) representative of Mitsui, and shall use their best efforts to cause one (1) representative of Mitsui to be elected as a director of the Company.

      Section 2.2     Voting Agreement of Mitsui. Provided that the PCP Entities and Penske are in compliance with the agreements set forth in Section 2.1 hereof, Mitsui shall, in connection with any such shareholder election of directors, vote all of the voting securities of the Company Beneficially Owned by it in favor of up to 14 persons (not including the Mitsui representative referred to in Section 2.1) voted for by the PCP Entities and Penske for election as directors of the Company.

      SECTION 2.3     Support of the PCP Entities and Penske. The PCP Entities and Penske shall (a) not take any action (including by failing to vote against any amendment to the Company’s certificate of incorporation or by-laws) that would in any way circumvent the agreements set forth in Section 2.1 hereof or the Company’s agreements set forth in Section 6.5 of the Purchase Agreement, dated as of February 16, 2004, among Mitsui, the PCP Entities, Penske and the Company (the “Purchase Agreement”); and (b) not take any action inconsistent with, and shall use their best efforts to cause the Company to comply with (in each case including by way of exercise of voting rights), the Company’s obligations set forth in Sections 6.3, 6.4, 6.5 and 6.6 of the Purchase Agreement.

ARTICLE III

TRANSFER RESTRICTIONS

      SECTION 3.1     Tag-Along Rights.

      (a) Other than one or more Transfers of Restricted Securities not exceeding, in the aggregate, 996,204 shares (as such number may be equitably adjusted to reflect stock splits, reverse stock splits, reclassifications and other similar changes to the Company’s capital structure) of Common Stock (each, an “Exempt Sale”), in the event that any of the PCP Entities or Penske desires to Transfer any Restricted Securities to a third party (other than (i) with respect to any Restricted Securities, to their respective Permitted Transferees or Affiliates or (ii) with respect only to those securities Transferred from Penske Corporation’s “Share Account” (as defined in the Operating Agreement(s)) to the “Carry Account” (as defined in the Operating Agreement(s)) and those securities held in Penske Capital’s “Share Account” (as defined in the Operating Agreement(s)) to Penske Capital or by Penske Capital to its members or by such members to their members ad infinitum (it being understood that in no event will this clause (ii) apply to any Transfer by Penske Corporation)) at any time prior to the termination of this Agreement in accordance with its terms, such PCP Entity or Penske, as the case may be, shall notify Mitsui in writing, of such proposed Transfer and its terms and conditions (the “Tag Along Notice”); and

      (b) Within twenty (20) Business Days of the date of the Tag-Along Notice, Mitsui shall notify the PCP Entities or Penske, as the case may be, if it elects to participate in such Transfer. If Mitsui fails to notify such PCP Entity or Penske, as the case may be, within such twenty (20) Business Day period, Mitsui shall be deemed to have waived its rights to participate in such Transfer. If Mitsui so notifies the PCP Entities or Penske, as the case may be, Mitsui shall have the right to Transfer, at the same price per share of Common Stock and on the same terms and conditions as the applicable PCP Entity or Penske, as the case may be, an amount of shares of Common Stock or Common Stock equivalents equal to the shares of Common Stock or Common Stock equivalents the Transferee actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui and the denominator of which shall be the aggregate number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui, the PCP Entities and Penske (assuming for purposes of calculating such fraction the conversion of all convertible securities and the exercise of all options held by Mitsui, the PCP Entities and Penske).

ARTICLE IV

MUTUAL REPRESENTATIONS AND WARRANTIES

      Each of the parties hereto represents and warrants to the others as follows:

SECTION 4.1 Organization. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

SECTION 4.2 Authorization, Validity and Enforceability. It has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, its board of directors or other governing body, as applicable, and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 4.3 No Violation or Breach. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any lien, mortgage, pledge, security interest, claim, right of first refusal or other limitation on transfer or other encumbrance upon any of its Restricted Securities or shares of Common Stock of the Company, as the case may be, by reason of the terms of, (a) its memorandum of association, certificate of incorporation, by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it is a party or by or to which it or its assets or properties may be bound or subject, (c) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to it or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any governmental agency, other than in the case of clauses (b), (c) or (d) above any conflict, violation, breach or default which would not, individually or in the aggregate together with all other such conflicts, violations, breaches or defaults, have a material adverse effect on it or have a material adverse effect on its ability to perform its obligations, or consummate the transactions contemplated, hereunder.

ARTICLE V

TERM

      SECTION 5.1     Term. This Agreement shall commence on the date hereof, and shall terminate on the tenth anniversary of the date of this Agreement. This Agreement shall terminate with respect to a Restricted Stockholder at such time as such entity ceases to Beneficially Own any Restricted Securities or any shares of Common Stock of the Company, as the case may be.

      SECTION 5.2     Effects of Termination. Upon termination of this Agreement, this Agreement (other than Section 6.9) shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except for any liability resulting from such party’s breach of this Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

      SECTION 6.1     Assurances. Each of the parties hereto shall use commercially reasonable efforts to do such additional things and execute such documents as are reasonably necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof.

      SECTION 6.2     Survival. All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive until this Agreement is terminated.

      SECTION 6.3     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) two Business Days after the date when sent to the recipient by reputable express courier service (charges prepaid), or (c) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Penske or the PCP Entities:

c/o Penske Corporation
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Attention: General Counsel
Telecopy: (248) 648-2511

If to Mitsui Japan:

Mitsui & Co., Ltd.
First Motor Vehicles Div.
2-1, Ohtemachi, I-Chome, Chiyoda-Ku
Tokyo, Japan
Attention: General Manager of First Motor Vehicles Division

If to Mitsui USA:

Mitsui & Co. (U.S.A.), Inc.
Detroit Office
1000 Town Center, Suite 1900
Southfield, Michigan 48075
Attention: Detroit Machinery & Automotive Department

With a copy to: (which shall not constitute notice)

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: William D. Regner, Esq.
Telecopy: (212) 909-6836

or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 6.3.

      SECTION 6.4     Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

      SECTION 6.5     Assignment and Parties in Interest.

      (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto, other than to an Affiliate of such party, without the prior written consent of the other parties hereto.

      (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns; provided, however, that (i) the rights set forth in Article II hereof shall inure to the benefit of a Permitted Transferee; and (ii) the provisions of this Agreement shall be binding on any Permitted Transferee.

      SECTION 6.6     Entire Agreement. This Agreement and the other documents executed on the date hereof constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, including without limitation, the Letter Agreement dated as of April 4, 2003 among the Restricted Stockholders, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements, except as specifically set forth herein or in the other documents executed on the date hereof.

      SECTION 6.7     Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      SECTION 6.8     Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

      SECTION 6.9     Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

      (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document to its respective address set forth in Section 6.3 shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 6.10     Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

      SECTION 6.11     Specific Performance.

      (a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. The parties hereto accordingly agree that they each shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

      (b) The parties hereto further agree that they shall not be permitted or have the right to terminate or suspend performance of any provision of this Agreement, it being agreed that all provisions of this Agreement shall continue and be specifically enforceable in all events and under all circumstances until terminated pursuant to the terms of this Agreement, regardless of any events, occurrences, actions or omissions before or after the date hereof. In furtherance of the foregoing, the parties hereto agree that they shall not be permitted to, and shall not, bring any claim seeking to terminate or suspend performance of any provision of this Agreement or seeking any determination that any provision of this Agreement (including, without limitation, this Section 6.11) is invalid, inapplicable or unenforceable.

      SECTION 6.12     Transfers to Affiliates. In the event of any Transfer of capital stock of the Company by any party hereto to an Affiliate of such party (other than with respect only to those securities Transferred from Penske Corporation’s “Share Account” (as defined in the Operating Agreement(s)) to the Carry Account (as defined in the Operating Agreement(s)) and those securities held in Penske Capital’s “Share Account” (as defined in the Operating Agreements(s)) to Penske Capital or by Penske Capital to its members or by such member to their members ad infinitum (it being understood that in no event will this exception apply to any Transfer by Penske Corporation)), prior to the effectiveness of such Transfer, such Transferee shall execute a joinder to this Agreement and shall otherwise agree to be bound by the provisions of this Agreement in the same manner as the Transferor. The Transferor and the Transferee shall be jointly and severally responsible for the obligations of the Transferor under this Agreement.

      SECTION 6.13     Public Filings. Prior to making any filings required by Sections 13 of the Securities Exchange Act of 1934, as amended, each of the PCP Entities and Penske, on the one hand, and Mitsui, on the other hand, shall provide the other parties with a reasonable opportunity to review such filings and comment thereon.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.

By:	Penske Capital Partners, L.L.C.,

as Managing Member

By:

Name: James A. Hislop
Title: President

INTERNATIONAL MOTOR CARS GROUP II, L.L.C.

By:	Penske Capital Partners, L.L.C.,

as Managing Member

By:

Name: James A. Hislop
Title: President

MITSUI & CO., LTD.

By:

Name: Tatsuo Nakayama

Title:	General Manager

First Motor Vehicles Division

MITSUI & CO. (U.S.A.), INC.

By:

Name: Osamu Koyama
Title: Senior Vice President

PENSKE CORPORATION

By:

Name: Roger S. Penske
Title: Chairman & Chief Executive Officer

PENSKE AUTOMOTIVE HOLDINGS CORP.

By:

Name: Roger S. Penske
Title: Chairman

ANNEX D

February 13, 2004

PERSONAL AND CONFIDENTIAL

Board of Directors

United Auto Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954

Ladies and Gentlemen:

      You have requested our opinion as to the fairness, from a financial point of view, to United Auto Group, Inc. (the “Company”) of the Consideration (as defined herein) to be received by the Company in connection with the transactions contemplated by the Purchase Agreement dated February 16, 2004 (the “Purchase Agreement”) among the Company, Mitsui & Co., Ltd., a Japanese company (“Mitsui Japan”), Mitsui & Co. (U.S.A.), Inc., a New York corporation (“Mitsui USA” and, together with Mitsui Japan, the “Purchasers”), International Motor Cars Group I, L.L.C., a Delaware limited liability company (“PCP I”), International Motor Cars Group II, L.L.C., a Delaware limited liability company (“PCP II” and, together with PCP I, the “PCP Entities”), Penske Corporation, a Delaware corporation (“Penske Corporation”), and Penske Automotive Holdings Corp., a Delaware corporation (“Penske Holdings”, and together with Penske Corporation, “Penske”).

      We understand that under the terms of the Purchase Agreement, the Company will sell to the Purchasers, an aggregate of 4,050,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), for a purchase price of $29.49 per share (the “Consideration”). We further understand that, in connection with the transactions contemplated by the Purchase Agreement, and as conditions to the Company’s obligations thereunder: (i) the Company and the Purchasers will enter into a Second Amended and Restated Registration Rights Agreement in the form attached as Exhibit A thereto providing the Purchasers with certain registration and other rights with respect to their shares of Common Stock (the “Registration Rights Agreement”); and (ii) the Purchasers, the Company and the other parties thereto will execute a termination of the Second Amended and Restated Stockholders Agreement substantially in the form attached to the proxy materials expected to be filed on or around February 18, 2004 (the “Termination Agreement”). In addition, you have advised us that the Purchasers, Penske and the PCP Entities contemplate entering into a Stockholders Agreement containing, among other things, agreements with respect to the voting and the transfer of their respective ownership interests in the Company (the “Stockholders Agreement”).

      McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

      In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Purchase Agreement; (ii) the Registration Rights Agreement in the form attached as Exhibit A to the Purchase Agreement; (iii) the Termination Agreement, in the form attached to the proxy materials expected to be filed on or around February 18, 2004; (iv) a draft of the Stockholders’ Agreement

Board of Directors
February 13, 2004

attached to the proxy materials, which we understand to be in substantially final form; (v) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2002 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, June 30 and September 30, 2003; (vi) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and the trading markets for certain of such other companies’ securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company to discuss the business and prospects of the Company, as well as other matters we believe relevant to our inquiry.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company, Penske, the PCP Entities and the Purchasers and contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of the Company’s management. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the transactions as set forth in the Purchase Agreement would be satisfied and that such transactions would be consummated on a timely basis in the manner contemplated by the Purchase Agreement.

      It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date, including the value of the Common Stock at the time of issuance thereof to the Purchasers. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received by the Company pursuant to the Purchase Agreement and does not address the Company’s underlying business decision to effect the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Termination Agreement or any other terms thereof. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

      We will receive from the Company a fee for our services in rendering this opinion, and the Company has agreed to indemnify us under certain circumstances.

      In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have provided financial advisory and investment banking services to Penske and the PCP Entities in the past, for which we have received customary compensation.

      It is understood that this opinion is directed to the Board of Directors of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any stockholders’ meeting held to consider and act upon any of the transactions contemplated by the Purchase Agreement or the other agreements contemplated thereby.

Board of Directors
February 13, 2004

      We were engaged by the Board to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board that we do not believe that any person (including a stockholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of McDonald under the federal securities laws or on the rights and responsibilities of the Company’s Board of Directors under applicable law.

      Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ MCDONALD INVESTMENTS INC.

McDonald Investments Inc.

FOLD AND DETACH HERE

PROXY SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF
UNITED AUTO GROUP, INC.

The undersigned hereby revokes all prior proxies and appoints Roger S. Penske, Samuel X. DiFeo and Robert H. Kurnick, Jr., and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares of Voting Common Stock, par value $0.0001 per share, of United Auto Group, Inc. which the undersigned is then entitled to vote, at the Special Meeting of Stockholders to be held on Friday, March 26, 2004 at 9:00 a.m., Eastern Standard Time, at United Auto Group, Inc., 2555 Telegraph Rd., Bloomfield Hills, MI 48302, and at any postponements or adjournments thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof:

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE APPROVAL OF THE ISSUANCE AND SALE OF THE SHARES AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THE PROPOSALS HEREIN ARE PROPOSED BY THE BOARD OF DIRECTORS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UNITED AUTO GROUP

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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